Exhibit 99.1

Certification of Chief Executive Officer And Chief Financial Officer of
Commercial National Financial Corporation Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of Commercial National Financial Corporation for the period ending June 30, 2002:

(1)	complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Commercial National Financial Corporation.

/s/ Louis T. Steiner	/s/ Gregg E. Hunter
Louis T. Steiner	Gregg E. Hunter
Chief Executive Officer	Chief Financial Officer
August 13, 2002	August 13, 2002